UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2005
IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 — 999 Canada Place Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)
(604) 688-8323
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
On December 29, 2005, the Company issued 11,196,330 Common Shares pursuant to the exercise of 11,196,330 Special Warrants acquired by four accredited investors pursuant to a private placement financing, completed in November of 2005, of 11,196,330 Special Warrants at a price of US$1.63 per Special Warrant to such accredited investors for gross proceeds of US$18,250,018.
Each Special Warrant entitled the holder to receive, at no extra cost, one Common Share and one Common Share Purchase Warrant. Each Common Share Purchase Warrant allows the holder to purchase one Common Share of the Company at an exercise price of US$2.50 per share until the second anniversary date of the closing.
The Special Warrants, including the Common Shares and Common Share Purchase Warrants issuable on exercise thereof, were offered and sold outside the United States and in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IVANHOE ENERGY INC.
Date: December 30, 2005	By:	/s/ Beverly Bartlett
Corporate Secretary